Exhibit 99.1
                                                                    ------------

                                                                  EXECUTION COPY
                                                                  --------------


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                 INFOSPACE, INC.

                           BIG BOOK ACQUISITION CORP.

                                       and

                            SWITCHBOARD INCORPORATED

                           Dated as of March 25, 2004

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I THE MERGER................................................................................................  2

         1.1      Effective Time of the Merger......................................................................  2
         1.2      Closing...........................................................................................  2
         1.3      Effects of the Merger.............................................................................  2
         1.4      Directors and Officers............................................................................  2
         1.5      Additional Action.................................................................................  3

ARTICLE II CONVERSION OF SECURITIES.................................................................................  3

         2.1      Conversion of Capital Stock.......................................................................  3
         2.2      Exchange of Certificates..........................................................................  4
         2.3      Dissenting Shares.................................................................................  5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................  6

         3.1      Organization, Standing and Power; Subsidiaries....................................................  7
         3.2      Capitalization....................................................................................  8
         3.3      Authority; No Conflict; Required Filings and Consents.............................................  9
         3.4      SEC Filings; Financial Statements; Information Provided........................................... 11
         3.5      No Undisclosed Liabilities........................................................................ 12
         3.6      Absence of Certain Changes or Events.............................................................. 12
         3.7      Taxes............................................................................................. 12
         3.8      Owned and Leased Real Properties.................................................................. 14
         3.9      Intellectual Property............................................................................. 14
         3.10     Agreements, Contracts and Commitments............................................................. 17
         3.11     Litigation; Product Liability..................................................................... 19
         3.12     Environmental Matters............................................................................. 19
         3.13     Employee Benefit Plans............................................................................ 21
         3.14     Compliance With Laws.............................................................................. 23
         3.15     Assets............................................................................................ 23
         3.16     Customers......................................................................................... 23
         3.17     Opinion of Financial Advisor...................................................................... 24
         3.18     Brokers; Schedule of Fees and Expenses............................................................ 24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY................................ 24

         4.1      Organization, Standing and Power.................................................................. 24
         4.2      Authority; No Conflict; Required Filings and Consents............................................. 24
         4.3      Operations of the Transitory Subsidiary........................................................... 25
         4.4      Financing of the Buyer............................................................................ 26

ARTICLE V CONDUCT OF BUSINESS....................................................................................... 26

         5.1      Covenants of the Company.......................................................................... 26

                                TABLE OF CONTENTS
                                  (Continued)

                                                                                                                   Page
                                                                                                                   ----
ARTICLE VI ADDITIONAL AGREEMENTS.................................................................................... 29

         6.1      No Solicitation................................................................................... 29
         6.2      Proxy Statement................................................................................... 32
         6.3      Access to Information............................................................................. 33
         6.4      Company Stockholders' Meeting..................................................................... 33
         6.5      Legal Conditions to the Merger.................................................................... 34
         6.6      Public Disclosure................................................................................. 35
         6.7      Options and Stock Plans........................................................................... 35
         6.8      Indemnification................................................................................... 36
         6.9      Notification of Certain Matters................................................................... 37
         6.10     Exemption from Liability Under Section 16(b)...................................................... 37
         6.11     Employee Benefit Matters.......................................................................... 38

ARTICLE VII CONDITIONS TO MERGER.................................................................................... 38

         7.1      Conditions to Each Party's Obligation To Effect the Merger........................................ 38
         7.2      Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary................... 39
         7.3      Additional Conditions to Obligations of the Company............................................... 41

ARTICLE VIII TERMINATION AND AMENDMENT.............................................................................. 41

         8.1      Termination....................................................................................... 41
         8.2      Effect of Termination............................................................................. 43
         8.3      Fees and Expenses................................................................................. 43
         8.4      Amendment......................................................................................... 45
         8.5      Extension; Waiver................................................................................. 45

ARTICLE IX MISCELLANEOUS............................................................................................ 45

         9.1      Nonsurvival of Representations and Warranties..................................................... 45
         9.2      Notices........................................................................................... 46
         9.3      Entire Agreement.................................................................................. 47
         9.4      No Third Party Beneficiaries...................................................................... 47
         9.5      Assignment........................................................................................ 47
         9.6      Severability...................................................................................... 47
         9.7      Counterparts and Signature........................................................................ 48
         9.8      Interpretation.................................................................................... 48
         9.9      Governing Law; Exclusive Jurisdiction............................................................. 48
         9.10     Remedies.......................................................................................... 49
         9.11     WAIVER OF JURY TRIAL.............................................................................. 49

Exhibits
--------

Exhibit A                    Company Voting Agreement

Exhibit B                    Majority Stockholder Voting Agreement

Exhibit C                    Parent Voting Agreements

Exhibit D                    Certificate of Incorporation

Exhibit E                    Bylaws

                             TABLE OF DEFINED TERMS

Terms                                                                   Reference in Agreement
-----                                                                   ----------------------
Acquisition Proposal                                                    Section 6.1(g)
Affiliates                                                              Section 3.10(b)
Agreement                                                               Preamble
Alternative Acquisition Agreement                                       Section 6.1(b)(ii)
Board Recommendation                                                    Section 3.3(a)
Business Facility                                                       Section 3.12(i)
Buyer                                                                   Preamble
Buyer Holders                                                           Section 2.1(b)
Buyer Material Adverse Effect                                           Section 4.1
Certificate of Merger                                                   Section 1.1
Certificates                                                            Section 2.2(b)
Closing                                                                 Section 1.2
Closing Date                                                            Section 1.2
Code                                                                    Section 2.2(f)
Company                                                                 Preamble
Company Balance Sheet                                                   Section 3.4(b)
Company Board                                                           Preamble
Company Common Stock                                                    Section 2.1(b)
Company Disclosure Schedule                                             Article III
Company Employee Plans                                                  Section 3.13(a)
Company Financial Advisor                                               Section 3.17
Company 401(k) Plans                                                    Section 6.11(c)
Company Intellectual Property                                           Section 3.9(a)(i)
Company Leases                                                          Section 3.8(b)
Company Material Adverse Effect                                         Section 3.1(a)
Company Material Contracts                                              Section 3.10(a)(xi)
Company Preferred Stock                                                 Section 3.2(a)
Company Registered Intellectual Property Rights                         Section 3.9(e)
Company SEC Reports                                                     Section 3.4(a)
Company Stock Option                                                    Section 3.2(b)
Company Stock Options                                                   Section 3.2(b)
Company Stock Plans                                                     Section 3.2(b)
Company Stockholder Approval                                            Section 3.3(a)
Company Stockholders' Meeting                                           Section 6.2(a)
Company Voting Agreements                                               Preamble
Company Voting Proposal                                                 Section 3.3(a)
Confidentiality Agreement                                               Section 9.3
Copyrights                                                              Section 3.9(a)(ii)
Covered Employees                                                       Section 6.11(a)
DGCL                                                                    Preamble
Dissenting Shares                                                       Section 2.3(a)

Terms                                                                   Reference in Agreement
-----                                                                   ----------------------
Effective Time                                                          Section 1.1
Employee Benefit Plan                                                   Section 3.13(a)
Environmental Law                                                       Section 3.12(g)
ERISA                                                                   Section 3.13(a)
ERISA Affiliate                                                         Section 3.13(a)
Exchange Act                                                            Section 3.3(c)
Exchange Agent                                                          Section 2.2(a)
Exchange Fund                                                           Section 2.2(a)
GAAP                                                                    Section 3.4(b)
Governmental Entity                                                     Section 3.3(c)
Hazardous Substance                                                     Section 3.12(h)
Indemnified Parties                                                     Section 6.8(a)
Intellectual Property                                                   Not defined
Intellectual Property Rights                                            Section 3.9(a)(ii)
Liens                                                                   Section 3.2(d)
Majority Stockholder                                                    Preamble
Majority Stockholder Approval                                           Section 7.1(b)
Majority Stockholder Voting Agreement                                   Preamble
Merger                                                                  Preamble
Merger Consideration                                                    Section 2.1(c)
Option Consideration                                                    Not defined
Option Exchange Ratio                                                   Not defined
Ordinary Course of Business                                             Section 3.2(c)
Outside Date                                                            Section 8.1(b)
Parties                                                                 Preamble
Patents                                                                 Section 3.9(a)(ii)
Proxy Statement                                                         Section 6.2(a)
Permitted Liens                                                         Section 3.15
Registered Intellectual Property Rights                                 Section 3.9(a)(iii)
Representatives                                                         Section 6.1(a)
Sarbanes-Oxley Act                                                      Section 3.4(a)
SEC                                                                     Section 3.3(c)
Securities Act                                                          Section 3.4(a)
Shrinkwrap Software                                                     Section 3.9(a)(iv)
Software                                                                Section 3.9(a)(v)
Special Committee                                                       Preamble
Specified Time                                                          Section 6.1(a)(ii)
Subsidiary                                                              Section 3.1(b)
Superior Proposal                                                       Section 6.1(g)
Surviving Corporation                                                   Section 1.3(b)
Taxes                                                                   Section 3.7(a)
Tax Returns                                                             Section 3.7(a)
Technology                                                              Section 3.9(a)(v)

Terms                                                                   Reference in Agreement
-----                                                                   ----------------------
Third Party Intellectual Property                                       Not defined.
Trademarks                                                              Section 3.9(a)(ii)
Transitory Subsidiary                                                   Preamble

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 25, 2004, is by and among InfoSpace, Inc., a Delaware corporation (the "Buyer"), Big Book Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Switchboard Incorporated, a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively as the "Parties." Except to the extent provided herein to the contrary, all references to the Company shall be deemed to include the Company and each Subsidiary (as defined in Section 3.1(b) below) thereof.

     WHEREAS, the Board of Directors of the Buyer and the Transitory Subsidiary deem it advisable and in the best interests of their respective stockholders to consummate the transactions contemplated herein, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company (the "Company Board"), has, in light of the terms and conditions set forth herein, based on the unanimous recommendation of the Special Committee of the Company Board (the "Special Committee") (i) determined that the Merger (as defined below) is fair, from a financial point of view, to the stockholders of the Company and (ii) approved and adopted this Agreement and the transactions contemplated hereby and resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger;

     WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Transitory Subsidiary into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), as a result of which the Company shall become a wholly owned subsidiary of the Buyer;

     WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this
Agreement: (1) certain stockholders of Company are entering into Voting Agreements in the form attached hereto as Exhibit A (the "Company Voting
                                          ---------
Agreements"), (2) the largest stockholder of the Company (the "Majority Stockholder") is entering into a Stockholder Voting Agreement in the form attached hereto as Exhibit B (the "Majority Stockholder Voting Agreement") and
                   ---------
(3) certain stockholders of the Majority Stockholder are entering into Voting Agreements in the form attached hereto as Exhibit C (the "Parent Voting
                                          ---------
Agreements");

     WHEREAS, the Buyer, the Transitory Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFOR, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 Effective Time of the Merger. Subject to the provisions of this
         ----------------------------
Agreement, prior to the Closing (as defined in Section 1.2 below), the Buyer shall prepare, and on the Closing Date (as defined in Section 1.2 below) the Buyer shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Surviving Corporation (as defined in Section 1.3(b) below) in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the "Effective Time"). The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.2 Closing. The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Wilson Sonsini Goodrich & Rosati, counsel to the Buyer, One Market, Spear Street Tower, San Francisco, California, unless another date, place or time is agreed to in writing by the Parties.

     1.3 Effects of the Merger. At the Effective Time:
         ---------------------

          (a) the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company;

          (b) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read as set forth on Exhibit D hereto, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Company (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation"); and

          (c) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended to read as set forth on Exhibit E hereto, and, as so amended, such Bylaws shall be the Bylaws of the Surviving Corporation.

     1.4 Directors and Officers. The directors and officers of the Transitory
         ----------------------
Subsidiary immediately prior to the Effective Time shall become the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.5 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.


                                   ARTICLE II
                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the
         ---------------------------
Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

          (a) Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

          (b) All shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by the Buyer, the Transitory Subsidiary or any other wholly owned Subsidiary of the Buyer (collectively, the "Buyer Holders") immediately prior to the Effective Time shall be cancelled and shall cease to exist and no Merger Consideration (as defined below) or other consideration shall be delivered in exchange therefor.

          (c) Subject to Section 2.2, each share of Company Common Stock (other than (i) Dissenting Shares (as defined in Section 2.3(a) below) and (ii) shares to be cancelled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $7.75 in cash (the "Merger Consideration"), payable to the holder thereof, without any interest thereon. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (d) The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring after the date hereof and prior to the Effective Time.

     2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for Merger Consideration pursuant to the Merger are as follows:

          (a) Exchange Agent. Promptly after the Effective Time, the Buyer shall
              --------------
deposit with the Buyer's transfer agent or a bank or trust company designated by the Buyer and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, cash in an amount sufficient to make payments of the Merger Consideration for all shares of Company Common Stock outstanding as of the Effective Time (the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the
              -------------------
Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Certificates which represented shares to be cancelled in accordance with Section 2.1(b)) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Consideration payable pursuant to Section 2.1(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration payable pursuant to Section 2.1(c) may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable pursuant to
Section 2.1(c) as contemplated by this Section 2.2.

          (c) No Further Ownership Rights in Company Common Stock. The Merger
              ---------------------------------------------------
Consideration paid upon the surrender for payment of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and payment of the Merger Consideration payable in respect thereof shall be delivered to the holder thereof as provided in this Article II.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund,
              ----------------------------
including accrued interest thereon, which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of its claim for Merger Consideration.

          (e) No Liability. To the extent permitted by applicable law, none of
              ------------
the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of shares of Company Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Withholding Rights. Each of the Buyer and the Surviving
              ------------------
Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable provision of law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen
              -----------------
or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Buyer shall cause the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     2.3 Dissenting Shares.
         -----------------

          (a) Dissenting Shares (as defined below in this Section 2.3(a)) shall not be converted into or represent the right to receive the Merger Consideration unless such Company stockholder shall have forfeited its right to appraisal under the DGCL or properly withdrawn its demand for appraisal. If such Company stockholder has so forfeited or withdrawn its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Company Common Stock pursuant to Section 2.1(c), and (ii) promptly following the occurrence of such event, the Buyer or the Surviving Corporation shall deliver to such Company stockholder promptly after receipt from such Company Stockholder of a duly executed letter of transmittal and surrendered Certificates as described in Section 2.2(b), a payment representing the Merger Consideration to which such holder is entitled pursuant to Section 2.1(c). For purposes of this Agreement, "Dissenting Shares" shall mean shares of Company Common Stock held as of the Effective Time by a stockholder of the Company who has not voted such shares of Company Common Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

          (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and any disclosure therein shall provide an exception to or otherwise qualify the representations or warranties of the Company contained in the applicable numbered and lettered paragraph of this Article III corresponding by number and letter to such disclosure; provided, however, that matters disclosed pursuant to one provision, subprovision, section or subsection hereof are deemed disclosed in another section or subsection of the Company Disclosure Schedule to the extent that the relevance of such matters to such other provision, subprovision, section or subsection is readily apparent on the face of such disclosure. For purposes of this Article III, documents that are publicly available in unredacted form in the Company SEC Reports filed prior to the date hereof shall be deemed to have been "provided" to Buyer.

     3.1 Organization, Standing and Power; Subsidiaries.
         ----------------------------------------------

          (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Company Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that are not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse

Effect" means any change, event, circumstance or development with respect to, or effect on (any such change, event, circumstance, development or effect, an "Effect"), the following that is, or would reasonably be expected to be, either individually or in the aggregate with all such other changes, events, circumstances or developments, materially adverse to (i) the business, assets, liabilities, capitalization, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided
                                                                       --------
however that none of the following of itself shall be deemed to constitute a
-------
Company Material Adverse Effect: (a) any Effect that results from changes affecting the industry in which the Company operates generally (which changes do not disproportionately affect the Company or its Subsidiaries), (b) any Effect that results from changes affecting general United States or worldwide economic or capital market conditions (which changes do not disproportionately affect the Company or its Subsidiaries) or (c) any Effect that results from compliance by the Company or its Subsidiaries with the terms of this Agreement. An adverse change in the stock price of the Company Common Stock shall not, in and of itself, be deemed to have a Company Material Adverse Effect. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Company Material Adverse Effect in the third to last sentence of this paragraph or Buyer Material Adverse Effect in Section 4.1.

          (b) Section 3.1(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company's Subsidiaries and the Company's direct or indirect equity interest therein. Except as set forth in
Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (as defined below in this Section 3.1(b)) of it directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, and neither the Company, nor any Subsidiary of it, has, at any time, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity. As used in this Agreement, the term "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member, (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

          (c) The Company has provided to the Buyer complete and accurate copies of the Certificate of Incorporation and Bylaws of the Company and of the charter, bylaws or other organizational documents, each as amended to date, of each Subsidiary of the Company. Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Certificate of Incorporation, Bylaws or other organizational documents.

     3.2 Capitalization.
         --------------

          (a) The authorized capital stock of the Company consists of 85,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"). The rights and privileges of each class of the Company's capital stock are as set forth in the Company's Certificate of Incorporation. As of March 24, 2004, (i) 19,203,941 shares of Company Common Stock were issued and outstanding, (ii) 3,746,134 shares of Company Common Stock were held in the treasury of the Company or by a Subsidiary of the Company, and (iii) no shares of the Company Preferred Stock were issued or outstanding, and subsequent to such date and through and including the date of this Agreement, no other shares of Company capital stock were issued other then pursuant to Company Stock Options, Company Warrants or other rights to acquire Company capital stock set forth in Section 3.2(b) of the Company Disclosure Schedule.

          (b) Section 3.2(b) of the Company Disclosure Schedule lists the number of shares of Company Common Stock reserved as of the date of this Agreement for future issuance pursuant to options to purchase or acquire Company Common Stock (individually a "Company Stock Option" and collectively, the "Company Stock Options") granted and outstanding as of the date of this Agreement and the Company's 1996 Stock Incentive Plan, as amended, 1999 Stock Incentive Plan, as amended and 2000 Non-Statutory Stock Option Plan (collectively, the "Company Stock Plans") or other arrangements under which such Company Stock Options were granted and sets forth a complete and accurate list of all holders of outstanding Company Stock Options under the Company Stock Plans, indicating with respect to each Company Stock Option, the number of shares of Company Common Stock subject to such Company Stock Option and the exercise price, any applicable acceleration terms or events, the date of grant, vesting schedule and the expiration date thereof, including the extent to which any vesting has occurred as of the date of this Agreement. Section 3.2(b) of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights (other than Company Stock Options) to purchase shares of Company Common Stock outstanding as of the date of this Agreement and the agreement or other document under which such warrants or such other rights were granted and sets forth a complete and accurate list of all holders of warrants or such other rights indicating the number and type of shares of Company Common Stock subject to each warrant or such other rights, and the exercise price, the date of grant and the expiration date thereof.

          (c) Except (x) as set forth in this Section 3.2 and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any Subsidiary of it (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any Subsidiary of it is a party or by which the Company or any Subsidiary of it is bound obligating the Company or any Subsidiary of it to issue, exchange, transfer, or sell, or cause to be issued, exchanged, transferred or sold, additional shares of capital stock or other equity interests of the Company or any Subsidiary of it or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any Subsidiary of it to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any Subsidiary of it has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. There are no obligations, contingent or otherwise, of the Company or any Subsidiary of it to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any Subsidiary of it or any other securities of the Company or any Subsidiary of it, or to provide funds to or make any material investment in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of any Subsidiary of the Company entered into in the ordinary course of business consistent with past practice (the "Ordinary Course of Business"). None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any Subsidiary of it. There are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any Subsidiary of it is a party or by which it or they are bound with respect to any equity security of any class of the Company or any Subsidiary of it or with respect to any equity security, partnership interest or similar ownership interest of any class of any Subsidiary of it.

          (d) All of the outstanding shares of capital stock and other equity securities or interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all mortgages, security interests, pledges, liens, charges or encumbrances of any nature ("Liens") and agreements in respect of, or limitations on, the Company's voting rights.

     3.3 Authority; No Conflict; Required Filings and Consents.
         -----------------------------------------------------

          (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement and the approval of the Merger (the "Company Voting Proposal") by the Company's stockholders under the DGCL (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, based on the unanimous recommendation of the Special Committee, duly (i) determined unanimously that the Merger is fair from a financial point of view to the stockholders of the Company, (ii) unanimously approved this Agreement in accordance with the provisions of the DGCL, (iii) unanimously directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and unanimously resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger and (iv) to the extent necessary, unanimously adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law (including Section 203 of the DGCL) that might otherwise apply to the Merger and any other transactions contemplated by this Agreement (collectively, the "Board Recommendation"). The execution and delivery of this Agreement and the consummation of the transactions contemplated by this

Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of the Company or of the charter, bylaws, or other organizational document of any Subsidiary of the Company or (ii) except as set forth in Section 3.3(b) of the Company Disclosure Schedule, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, require the payment of a penalty under or result in the imposition of any Lien on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any Company Material Contract.

          (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality or any stock market or stock exchange on which shares of Company Common Stock are listed for trading (a "Governmental Entity") is required by the Company or any Subsidiary of it in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the Secretaries of appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

          (d) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

     3.4 SEC Filings; Financial Statements; Information Provided.
         -------------------------------------------------------

          (a) The Company has provided to the Buyer true and complete copies of all Company SEC Reports filed with the SEC prior to the date hereof. All registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) filed with the SEC are referred to herein as the "Company SEC Reports." Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, the Company SEC Reports
(i) were or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, as the case may be, and, if applicable, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. Since March 7, 2000, the Company has filed with the SEC all registration statements, forms, reports and other documents required to be filed under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder (including those that are required to be filed after the date hereof until the Closing).

          (b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, including the Sarbanes-Oxley Act, (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and
(iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The consolidated, audited balance sheet of the Company as of December 31, 2003 is referred to herein as the "Company Balance Sheet."

          (c) Included in Section 3.4(c) of the Company Disclosure Schedule are the audited consolidated balance sheet, statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as of December 31, 2003 and for the year then ended (the "Audited Financial Statements"). The Audited Financial Statements (i) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, including the Sarbanes-Oxley Act, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries.

     3.5 No Undisclosed Liabilities. Except as disclosed in Section 3.5 of the
         --------------------------
Company Disclosure Schedule, and except for normal and recurring liabilities incurred since the date of the Company Balance Sheet in the Ordinary Course of Business, the Company and its Subsidiaries do not have any material liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due.

     3.6 Absence of Certain Changes or Events. Except as disclosed in Section
         ------------------------------------
3.6 of the Company Disclosure Schedule, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; or (ii) any other action or event that would have required the consent of the Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

     3.7 Taxes.
         -----

          (a) The Company and each of its Subsidiaries has timely filed all material Tax Returns that it was required to file, and all such Tax Returns were correct and complete except for any errors or omissions that, individually or in the aggregate, are not material. The Company and each of its Subsidiaries has paid on a timely basis all Taxes that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and any Subsidiary of it for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in the ordinary course of business of the Company and each of its Subsidiaries. All Taxes that the Company or any Subsidiary of it is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, including obligations for the Taxes of any other person, including any predecessor entity, and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.7(b) of the Company Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary of it by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary of it has been informed by any Governmental Entity that the Governmental Entity believes that the Company or any Subsidiary of it was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary of it has waived any outstanding statute of limitations with respect to Taxes or agreed to an outstanding extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has participated as either a "distributing corporation" or a "controlled corporation" under Section 355 of the Code. The Company and each of its Subsidiaries has made available to Buyer or its legal counsel, copies of all material Tax Returns for the Company filed for all periods commencing after July 1, 1999. Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has (i) never been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company or ePresence, Inc.),
(ii) never been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement and
(iii) no liability for the Taxes of any person under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (c) The Company and each of its Subsidiaries has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. ss. 1.6011-4(b)(2).

     3.8 Owned and Leased Real Properties.
         --------------------------------

          (a) Neither the Company nor any Subsidiary of it owns or has ever owned any real property.

          (b) Section 3.8(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or any Subsidiary of it (collectively "Company Leases") and the location of the premises. Neither the Company nor any Subsidiary of it nor, to the Company's knowledge, any other party to any Company Lease is in default under any of the Company Leases. All real property leased, subleased, or licensed by the Company or any Subsidiary is in good condition, ordinary wear and tear excepted, and is sufficient for the continued operations of the Company its Subsidiaries as the business is currently conducted. No party currently occupies or has a right to occupy all or any portion of the premises subject to a Company Lease whether under a sublease or otherwise except for the Company and its Subsidiary. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. The Company has provided to the Buyer complete and accurate copies of all Company Leases.

     3.9 Intellectual Property.
         ---------------------

          (a) Definitions. For purposes of this Agreement, the following terms
              -----------
shall have the following respective meanings:

               (i) "Company Intellectual Property" means all Technology and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

               (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and
                                           -------
other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (vi) all
                                                    ----------
rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vii) any similar, corresponding or equivalent rights to any
  ----------
of the foregoing, anywhere in the world.

               (iii) "Registered Intellectual Property Rights" shall mean all
                      ---------------------------------------
United States, international (if any) and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; and (iv) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

               (iv) "Shrinkwrap Software" shall mean generally commercially
                     -------------------
available "off the shelf" software that may be obtained on generally commercially available terms and conditions at prices that do not exceed $10,000. Shrinkwrap Software does not include freeware, open source and shareware software generally available over the Internet at no cost to the user.

               (v) "Technology" means any or all of the following: (i) computer software and code, including assemblers, applets, compilers, source code, object code, data (including image and sound data), design tools and user interfaces, including documentation, annotations or comments, and including all related algorithms, data and data structures ("Software"); (ii) design documents,
                                       --------
schematics, diagrams and product specifications; (iii) know-how, show-how, techniques, algorithms, routines, works of authorship, processes, prototypes, test methodologies; (iv) materials that document design or design processes (including failed designs), or that document research or testing (both design, processes and results); (v) databases and data collections; (iv) any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing.

          (b) The Company and its Subsidiaries own, or license or otherwise possess rights to use all Technology and Intellectual Property Rights used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (excluding Shrinkwrap Software). Without limiting the foregoing, the counterparty to the agreement specified in Section 3.9(b)(i) of the Company Disclosure Schedules does not have any ownership or other rights to such Technology and Intellectual Property Rights, except for rights to (i) the copyright interest in features and/or functionality of such counterparty or such counterparty's affiliates that were in existence on the date of the original agreement with the counterparty or that were created, developed or acquired by such counterparty or such counterparty's affiliates (other than features and/or functionality created or developed by or acquired from the Company) and (ii) the license rights to such Technology and Intellectual Property granted by the Company to such counterparty for the purposes of, and within the scope of, the agreement between the Company and such counterparty..

          (c) Section 3.9(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all material contracts, licenses and agreements pursuant to which the Company or its Subsidiaries has granted in writing to a third party, or has been granted in writing by a third party, any rights in, to or under any Technology or Intellectual Property Rights used to conduct the business of the Company and its Subsidiaries as currently conducted and included in the Company Intellectual Property.

          (d) No licenses, contracts or agreements to which the Company or its Subsidiaries is a party will, as a result of this Agreement and the transactions contemplated hereby, pursuant to the terms of such licenses, contracts or agreements result in (i) Buyer's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, Buyer, (ii) Buyer's being bound by, or subject to, any non-compete or other restriction on the operation or scope of its business, or (iii) Buyer's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing.

          (e) Section 3.9(e) of the Company Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "Company Registered Intellectual Property Rights") (identifying any jointly owned Company Registered Intellectual Property, including the joint owner thereof). To the Company's knowledge, each item of Company Registered Intellectual Property that is included in the Company Intellectual Property is valid and full force and effect. All necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting or maintaining such Company Registered Intellectual Property Rights.

          (f) Section 3.9(f) of the Company Disclosure Schedule lists any decrees, stipulations, proceedings or actions before any court, governmental entity, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any of the Company Intellectual Property.

          (g) Section 3.9(g) of the Company Disclosure Schedule lists all joint owners of (and all others who have property interests in, or the option to acquire property interests in) Company Intellectual Property that is owned by Company or its Subsidiaries, identifying in each case the relevant Company Intellectual Property.

          (h) The Company and its Subsidiaries have taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. The Company and its Subsidiaries has executed, and enforces, a valid written agreement with each employee, consultant or contractor of Company and each Subsidiary who has created any Intellectual Property or modified any Technology assigning all rights in and to such Technology and Intellectual Property to the Company or its Subsidiaries.

          (i) To the best knowledge of the Company, none of the (i) products currently sold by the Company or any Subsidiary of it or (ii) business or activities currently conducted by the Company or any Subsidiary of it infringes, violates or constitutes a misappropriation of, any Intellectual Property Right of any third party. Except as set forth in Section 3.9(g) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of it has received any written claim or notice alleging any infringement, violation or misappropriation of any Intellectual Property Rights of any third party. To the Company's knowledge, no third person is infringing or misappropriating any material Company Intellectual Property.

          (j) Except as set forth in Section 3.9(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) any obligations to transfer ownership of, (ii) granted any exclusive license of or right to use or (iii) authorized the retention of any exclusive rights to use, any Company Intellectual Property.

          (k) The Company has no knowledge of any facts or circumstances that the Company reasonably believes is likely to render any material Company Intellectual Property invalid or unenforceable, or would adversely affect any pending application or registration with respect to such Company Intellectual Property.

          (l) No open source or public library Software, including any version of any software licensed pursuant to any GNU public license, was or is incorporated into or utilized by any product or services of the Company or its Subsidiaries in a manner that creates material obligations for the Company with respect to the Company Intellectual Property or the products or services of the Company or its Subsidiaries or that grants to any third party any rights or immunities under any Company Intellectual Property or with respect to the products or services of the Company or its Subsidiaries, which obligations for the Company or rights or immunities granted to a third party cannot be fulfilled, terminated, or otherwise extinguished by the Company without (x) the expenditure by the Company of a non-trivial amount of money or resources, (y) without a material and adverse effect on the Company or (z) both (x) and (y).

          (m) The products and services of the Company and its Subsidiaries include no material errors or misrepresentations, including, to the knowledge of the Company, any security vulnerability that would permit the unauthorized alteration or deletion of data of the Company or its Subsidiaries or their customers.

          (n) The Company and its Subsidiaries have not created, and are not in the process of creating, any of the features specified in Part A of Section 3.9(n) of the Company Disclosure Schedules. All modifications of the type specified in Part B of Section 3.9(n) of the Company Disclosure Schedules created by, or in the process of being created by, the Company and its Subsidiares are either (x) the type of modifications specified in Part C of
Section 3.9(n) or (y) owned exclusively by the Company pursuant to the section of such agreement specified in Part D of Section 3.9(n) of the Company Disclosure Schedules.

     3.10 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) Section 3.10(a) of the Company Disclosure Schedules sets forth a complete and accurate list of the following contracts and agreements (written or oral) to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound:

               (i) any agreement (or group of related agreements) for the lease of real property or personal property from or to third parties providing for lease payments (A) in excess of $50,000 per annum or (B) in excess of $150,000 in the aggregate for the remainder of the term;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year and involves more than $150,000, in the aggregate, or (B) which involves more than the sum of $50,000 per annum;

               (iii) any agreement establishing a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Lien (other than Permitted Liens) on any of its assets, tangible or intangible;

               (v) any employment, severance, bonus, retention or consulting agreement;

               (vi) any agreement involving any officer or director of the Company;


               (vii) any material license, sublicense or other agreement under which the Company or any Subsidiary of it is authorized to use or distribute any Third Party Intellectual Property in connection with, incorporated in or as part of, any product or service sold by or expected to be sold by the Company or any Subsidiary of it;

               (viii) any material agreement granting or restricting the right of the Company to use any Company Intellectual Property other than license agreements entered into in the Ordinary Course of Business;

               (ix) any agreement under which the Company or any Subsidiary of it granted or was granted exclusive marketing, distribution or sales rights with respect to any industry, customer segments, geographical area or otherwise;

               (x) any agreement, commitment, judgment, injunction or order to which the Company or any Subsidiary of it is a party or is subject to that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Company or any Subsidiary of it in any material respect, in any geographic area, for any period of time; and

               (xi) any agreement under which the consequences of a default or termination would reasonably be expected to result in losses in excess of $100,000 ((i) through (xi) collectively, the "Company Material Contracts").

     The Company has provided to the Buyer a complete and accurate copy of each Company Material Contract. Each Company Material Contract is in full force and effect and is enforceable in accordance with its terms. Neither the Company nor any Subsidiary of it nor, to the Company's knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Company Material Contract.

          (b) The Company SEC Reports and Section 3.10(b) of the Company Disclosure Schedule disclose each contract or agreement to which the Company or any Subsidiary of it is a party or bound with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of the Company). Complete and accurate copies of all the agreements, contracts and arrangements have heretofore been provided to the Buyer. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any Subsidiary of it has entered into any transaction with any Affiliate of the Company or any Subsidiary of it or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K. For purposes of this Agreement, the term "Affiliates" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act.

          (c) Following the Closing, the Surviving Corporation will be permitted to exercise all of the Company's rights under the Company Material Contracts to the same extent that the Company would have been able to had the Merger not occurred and without the payment of additional consideration.

     3.11 Litigation; Product Liability. Except as disclosed in the Company SEC
          -----------------------------
Reports filed prior to the date of this Agreement or in Section 3.11 of the Company Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of it or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no material judgments, orders or decrees outstanding against the Company or any Subsidiary of it. No product liability claims have been asserted or, to the knowledge of the Company, threatened against the Company or any Subsidiary of it relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by the Company or any Subsidiary of it.

     3.12 Environmental Matters.
          ---------------------

          (a) As of the Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company or any Subsidiary to material liability, to the knowledge of the Company and any Subsidiary, no Hazardous Materials (i) are present on any real property that is currently a Business Facility, or (ii) were present on any real property that was previously a Business Facility at the time such Business Facility ceased to be owned, operated, occupied, controlled or leased by the Company or any Subsidiary. There are no underground storage tanks, asbestos which is friable or likely to become friable or PCB's present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or any Subsidiary.

          (b) The Company and each of its Subsidiaries has at all times complied in all material respects with, and is not currently in violation of, any applicable Environmental Laws.

          (c) To the Company's knowledge, there are no circumstances or conditions which could reasonably be expected to result in any material environmental claims, liability, or obligations of the Company or any Subsidiary or any material restrictions on the use or transfer of any property of the Company or any Subsidiary of it pursuant to any Environmental Law.

          (d) There are no liens against any of the properties currently leased or operated by the Company or any Subsidiary of it arising under any Environmental Law.

          (e) There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.

          (f) The Company has provided to Buyer and its agents, representatives and employees all records in the Company and its Subsidiary's possession relating specifically to the environmental condition of any Business Facility.

          (g) For purposes of this Agreement, "Environmental Law" means any law, regulation, statute, code, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health, reproduction and safety, or natural resources, (ii) the handling, use, storage, treatment, manufacture, transportation, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

          (h) For purposes of this Agreement, "Hazardous Substance" means any substance that is: (A) listed, classified, regulated or which falls within the definition of a "hazardous substance," "hazardous waste", "hazardous material", "toxic" , or carcinogenic pursuant to any Environmental Law; (B) any petroleum product, by-product or derivative, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials, urea formaldehyde, PCB's, microbial matter, mold, ozone depleting substances, or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

          (i) For purposes of this Agreement, "Business Facility" means any real property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated occupied, controlled or leased by the Company or any Subsidiary in connection with the operation of its business.

     3.13 Employee Benefit Plans.
          ----------------------

          (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates or to which the Company, any Subsidiary, or any ERISA Affiliate has or may have an obligation to contribute (together, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, policy, program or arrangement involving direct or indirect compensation, including, but not limited to, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee, director, officer or consultant of the Company or any Subsidiary of it or an ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

          (b) With respect to each Company Employee Plan, the Company has provided to the Buyer, a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) each trust agreement, service provider contract, group annuity contract and summary plan description, if any, relating to such Company Employee Plan and any amendments or modifications thereof, (iv) the most recent financial statements and, if applicable, actuarial valuation for each Company Employee Plan that is funded, (v) all personnel, payroll and employment manuals and policies, (vi) all employee handbooks and
(vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

          (c) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

          (d) Except as set forth on Section 3.13(d) of the Company Disclosure Schedule, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any default or violation by any other party to, each Company Employee Plan, (ii) each Company Employee Plan has been maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA has occurred with respect to any Company Employee Plan; (iv) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Buyer, the Company or any of its ERISA Affiliates (other than ordinary administration expenses); (v) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan; (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened, by the IRS or DOL with respect to any Company Employee Plan; and (vii) all of the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

          (e) Except as listed on Section 3.13(e) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of it is a party to any oral or written (i) agreement with any stockholder, director, executive officer or other employee of the Company or any Subsidiary of the Company, (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of it of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by
Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code, without regard to Section 280G(b)(4), by the occurrence of any of the transactions contemplated by this Agreement or any subsequent event; or (iii) agreement, plan or arrangement binding the Company or any Subsidiary of it, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, either alone, or in conjunction with subsequent events or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f) During the six (6) years immediately preceding the Effective Time, neither the Company nor any ERISA Affiliate maintained, sponsored, participated in, or was obligated to contribute to, (i) any "employee pension benefit plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) any "multiemployer plan" as defined in ERISA Section 3(37) or (iii) any plan described in Section 413 of the Code. Except as disclosed on Section 3.13(e) of the Company Disclosure Schedule, no Company Employee Plan creates any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and except as disclosed on
Section 3.13(f) of the Company Disclosure Schedule, the Company has never represented, promised or contracted (whether in oral or written form) to any employee of the Company or any Subsidiary or to any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute. No Company Employee Plan provides benefits to any employee of the Company or any Subsidiary residing outside of the United States. The Company does not know of any activities or proceedings of any labor union to organize any Employees, and the Company is not currently and never has been obligated under a collective bargaining agreement.

          (g) Executive Loans. Neither Company nor any ERISA Affiliate has
              ---------------
violated Section 402 of Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of Company, cause such a violation.

     3.14 Compliance With Laws. The Company and each of its Subsidiaries has
          --------------------
complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

     3.15 Assets. The Company or one of its Subsidiaries owns or leases all
          ------
material tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted subject to the Permitted Liens. All of such tangible assets which are owned, are owned free and clear of all Liens except for (i) Liens which are disclosed in the Company SEC Reports filed prior to the date of this Agreement and (ii) other Liens that, individually and in the aggregate, do not interfere with the ability of the Company or its Subsidiaries to conduct their business as currently conducted and as presently proposed to be conducted or materially and adversely affect the value or marketability of such assets (collectively, "Permitted Liens").

     3.16 Customers. As of the date of this Agreement, no customer of the
          ---------
Company or any Subsidiary of it that represented 5% or more of the Company's consolidated revenues in the fiscal year ended December 31, 2003 has indicated to the Company or any Subsidiary of the Company that it will stop, or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary of the Company.

     3.17 Opinion of Financial Advisor. Thomas Weisel Partners LLC (the "Company
          ----------------------------
Financial Advisor"), has delivered to the Company Board (or any special committee thereof) a written opinion dated the date of this Agreement to the effect, as of such date, that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, a copy of which has been provided to the Buyer.

     3.18 Brokers; Schedule of Fees and Expenses. No agent, broker, investment
          --------------------------------------
banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any Subsidiary of it, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except the Company Financial Advisor, whose fees and expense shall be paid by the Company. The Company has provided to the Buyer a complete and accurate copy of all agreements pursuant to which the Company Financial Advisor is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF THE
                       BUYER AND THE TRANSITORY SUBSIDIARY

     The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as expressly set forth herein.

     4.1 Organization, Standing and Power. Each of the Buyer and the Transitory
         --------------------------------
Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as presently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Buyer Material Adverse Effect. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

     4.2 Authority; No Conflict; Required Filings and Consents.
         -----------------------------------------------------

          (a) Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary (including the approval of the Merger by the Buyer in its capacity as the sole stockholder of the Transitory Subsidiary). This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms.

          (b) The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Transitory Subsidiary's assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i), (ii) and (iii) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

          (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filings of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

     4.3 Operations of the Transitory Subsidiary. The Transitory Subsidiary was
         ---------------------------------------
formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     4.4 Financing of the Buyer. The Buyer has and at the Effective Time will
         ----------------------
have available all of the funds necessary for the payment of the Merger Consideration.

                                   ARTICLE V
                               CONDUCT OF BUSINESS

     5.1 Covenants of the Company. Except as consented to in writing by the
         ------------------------
Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted; pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations); comply with all applicable laws, rules and regulations and use reasonable efforts, consistent with past practices, to maintain and preserve its and each Subsidiary's business organization, assets and properties; use reasonable efforts, consistent with past practices, to keep available the services of its present officers and employees; use reasonable efforts, consistent with past practices, to preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any Subsidiary of it to, directly or indirectly, do any of the following without the prior written consent of the Buyer:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their terms as in effect on the date hereof);

          (c) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

          (d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets outside of the Ordinary Course of Business or that are material to the Company and its Subsidiaries, taken as a whole;

          (e) except for sales in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any Subsidiary of it;

          (f) sell, dispose of or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole, (including any accounts, leases, contracts or intellectual property or any assets or the stock of any Subsidiary of it) either through a single transaction or a series of transactions;

          (g) adopt or implement any stockholder rights plan;

          (h) except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all, substantially all or a portion of the assets or securities of the Company and its Subsidiaries, taken as a whole;

          (i) (i) incur or suffer to exist any indebtedness for borrowed money (other than (x) such indebtedness which existed as of December 31, 2003, as reflected on the Company Balance Sheet, and (y) additional indebtedness in the Ordinary Course of Business in the aggregate amount of less than $100,000) or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of it, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

          (j) make any capital expenditures with respect to property, plant or equipment in excess of $100,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

          (k) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required under GAAP, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

          (l) (i) pay, discharge, settle or satisfy any litigation or material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected in or reserved for in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Company SEC Report filed prior to the date of this Agreement (to the extent so reflected in or reserved for) or (ii) waive any material benefits of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreements to which the Company or any Subsidiary of it is a party;

          (m) modify, amend or terminate the Sublease Agreement, by and between the Company and ePresence, Inc., dated January 1, 2004, or other than in the Ordinary Course of Business, modify, amend or terminate any material contract or agreement to which the Company or any Subsidiary of it is a party, or waive, release or assign any material rights or claims (including write-offs or other compromises of accounts receivable of the Company or any Subsidiary of it which are material either singularly or in the aggregate);

          (n) other than in the Ordinary Course of Business (i) enter into any material contract or agreement or (ii) license any material intellectual property rights to or from any third party;

          (o) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase the compensation or fringe benefits of or, except as set forth on Section 5.1(o) of the Company Disclosure Schedule, pay any bonus to any director, officer, employee or consultant, (whether in cash, stock, or otherwise), (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, restricted stock awards or equity-based compensation awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any stock-based awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, other stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder, (vi) amend the terms or change the period of exercisability of any of its securities or the securities of its Subsidiaries, including any shares of Company Common Stock or any option, warrant or right to acquire any such shares, (vii) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan or (viii) extend any offer of employment to or hire any person;

          (p) make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax return;

          (q) commence any offering of shares of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan;

          (r) open or close any facility or office;

          (s) fail to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

          (t) fail to pay accounts payable and other obligations on a timely basis or in the Ordinary Course of Business; or

          (u) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS


     6.1 No Solicitation.
         ---------------

          (a) No Solicitation or Negotiation. Except as set forth in this
Section 6.1, the Company shall not, nor shall it authorize or permit any Subsidiary of it or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, "Representatives") to directly or indirectly:

               (i) solicit, initiate, encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below in Section 6.1(f)), including without limitation amending or granting any waiver or release under any standstill or similar agreement with respect to any Company Common Stock; or

               (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal.

     Notwithstanding the foregoing and subsection (e) below, prior to the adoption of this Agreement at the Company Stockholders' Meeting (the "Specified Time"), the Company may, to the extent required by the fiduciary obligations of the Company Board or any special committee thereof, as determined in good faith by the Company Board or any such special committee, after consultation with its outside counsel, in response to a bona fide, unsolicited Acquisition Proposal made or received after the date of this Agreement (including, without limitation, an Acquisition Proposal received from a person with whom the Company had discussions or to whom the Company furnished information prior to the date hereof) that the Company Board or any special committee determines in good faith after consultation with its outside counsel and its financial advisor is reasonably likely to lead to a Superior Proposal (as defined below in Section 6.1(f)), in each case that did not follow a breach by the Company of this
Section 6.1, and subject to compliance with Section 6.1(c), (x) furnish information with respect to the Company to the person making such Acquisition Proposal and its Representatives pursuant to a customary confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement (as defined in Section 9.3) and (y) participate in discussions or negotiations with such person and its Representatives regarding any Acquisition Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.1(a) by any Representative of the

Company or any Subsidiary of it, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this
Section 6.1(a) by the Company.


          (b) No Change in Recommendation or Alternative Acquisition Agreement. Neither the Company Board nor any committee thereof shall:

               (i) except as set forth in this Section 6.1, withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer or the Transitory Subsidiary, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger;

               (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 6.1(a) entered into in the circumstances referred to in Section 6.1(a)); or

               (iii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

     Notwithstanding the foregoing, the Company Board or any special committee thereof may, in response to a Superior Proposal that did not follow a breach by the Company of this Section 6.1, to the extent the Company Board or any special committee thereof, respectively, determines in good faith, after consultation with its outside counsel, that its fiduciary obligations require it to do so,
(A) take any of the actions referred to in clauses (i) or (iii) of the first sentence of this Section 6.1(b) and (B) terminate this Agreement pursuant to
Section 8.1(f).

          (c) Notices to the Buyer; Additional Negotiations. The Company shall
              ---------------------------------------------
immediately notify the Buyer orally, with written confirmation to follow promptly (and in any event within one business day), of any Acquisition Proposal or any request for nonpublic information in connection with, or that could reasonably be expected to lead to, any Acquisition Proposal and of any material modifications to any Acquisition Proposal, such notice to include all written materials delivered to the Company by the person making such inquiry or Acquisition Proposal and in any case the identity of such person and a description of the terms of such Acquisition Proposal.

          (d) Certain Permitted Disclosure. Nothing contained in this Section
              ----------------------------
6.1 or in Section 6.4 shall be deemed to prohibit the Company from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board or any special committee thereof, based on the opinion of outside counsel, that such disclosure is required by its obligations under applicable law; provided, however, that, except as set forth in Section 6.1(b), in no event shall the Company Board or any special committee thereof (i) withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger, or (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Acquisition Proposal.

          (e) Cessation of Ongoing Discussions. The Company shall, and shall
              --------------------------------
cause its Subsidiaries and its and their Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal.

          (f) The Company shall provide the Buyer with at least twenty four (24) hours prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider an Acquisition Proposal.

          (g) Definitions. For purposes of this Agreement:
              -----------

          "Acquisition Proposal" means (i) any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of substantial assets, tender offer, recapitalization, share exchange or other business combination involving the Company or any material Subsidiary of it, (ii) any proposal for the issuance by the Company or any Subsidiary of it of over 15% of its equity securities or
(iii) any proposal or offer to exclusively license or acquire in any manner, directly or indirectly, over 15% of the equity securities or consolidated total assets of the Company, in each case other than the transactions contemplated by this Agreement.

          "Superior Proposal" means any unsolicited, bona fide written proposal made by a third party to acquire more than 85% of the equity securities or more than 85% of the assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, (i) on terms which the Company Board or any special committee thereof determines in its good faith judgment to be more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement (after consultation with its financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Buyer to amend the terms of this Agreement), (ii) that in the good faith judgment of the Company Board or any special committee thereof is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal and (iii) for which any required financing is committed (or, in the case of Section 6.1(a) only, with respect to which the Company Board in good faith concludes, after consultation with its financial advisors, that any required financing is reasonably likely to be available).

     6.2 Proxy Statement.
         ---------------

          (a) As promptly as practicable after the execution of this Agreement the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to be called pursuant to Section 6.4 hereof to consider the Company Voting Proposal (the "Company Stockholders' Meeting"). The Company shall endeavor to promptly respond to any comments of the SEC. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable time. Each of the Buyer and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the

SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any filing pursuant to
Section 6.2(b). Each of the Buyer and the Company shall use its reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, or any filing pursuant to Section 6.2(b), the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Company will include in the Proxy Statement the Board Recommendation and the opinion of the Company Financial Advisor described in Section 3.17.

          (b) The information to be supplied by or on behalf of the Company for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, or at the time of the Company Stockholders' Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting any fact or event relating to the Company or any Subsidiary of it which is required to be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall promptly inform the Buyer of such fact or event. Any information to be supplied by or on behalf of the Buyer and its Affiliates for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, or at the time of the Company Stockholders' Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders' Meeting any fact or event relating to the Buyer or any of its Affiliates which is required to be set forth in a supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall promptly inform the Company of such fact or event.

          (c) The Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder. The Company shall take all action necessary to exempt (or continue the exemption of) the Merger and the transactions contemplated by the Merger Agreement from any state takeover law or similar law (including Section 203 of the DGCL) now or hereafter in effect that might otherwise apply to the Merger and the transactions contemplated by the Merger Agreement.

     6.3 Access to Information. Upon reasonable notice, the Company shall (and
         ---------------------
shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request, including without limitation information with respect to any actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date for the purposes of obtaining, maintaining, perfecting or renewing any Company Intellectual Property. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     6.4 Company Stockholders' Meeting.
         -----------------------------

          (a) The Company, acting through the Company Board or any special committee thereof, shall take all actions in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within 45 days after the mailing of the Proxy Statement, the Company Stockholders' Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1(b), (i) the Company Board or any special committee thereof shall recommend approval and adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement, and (ii) neither the Company Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company's stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1(b), the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting.

          (b) Unless this Agreement has been terminated pursuant to Article VIII hereof, the Company shall (A)(i) call, (ii) give notice of, (iii) convene and
(iv) hold the Company Stockholders' Meeting in accordance with this Section 6.4 and (B) submit the Company Voting Proposal to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company Board at any time subsequent to the date hereof determines, in the manner permitted by Section 6.1(b), that the Company Voting Proposal is no longer advisable or recommends that the stockholders of the Company reject such proposal, or (ii) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to the Company. The Company shall ensure that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the DGCL, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements.

     6.5 Legal Conditions to the Merger.
         ------------------------------

          (a) Subject to the terms hereof, the Company and the Buyer shall each use reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party all consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.5(a) shall modify or affect their respective rights and responsibilities under Section 6.5(b).

          (b) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, reasonable efforts to obtain any third party consents required in connection with the Merger.

     6.6 Public Disclosure. The press release announcing the execution of this
         -----------------
Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer. The Buyer and the Company shall not issue any other press release or any public statement with respect to the Merger or this Agreement without the consent of the other party, except to the extent required by law or stock market regulation (in which case the parties will consult to the extent practicable regarding such press release or public statement).

     6.7 Options and Stock Plans.
         -----------------------

          (a) Stock Options. As of the Effective Time each holder of a Company
              -------------
Stock Option that is vested and exercisable as of the Effective Time (after giving effect to any acceleration of vesting or exercisability as a result of the transactions contemplated hereby contained in existing Company Stock Options and Company Stock Plans) shall, for each share covered by such Company Stock Option, be entitled to receive a cash amount equal to the Merger Consideration less the applicable per share exercise price of such Company Stock Option and any withholding taxes required by applicable law, which payment shall be deemed to be payment in full for the cancellation of such Company Stock Option pursuant to the Company Stock Plans. As of the Effective Time each outstanding Company Stock Option under any Company Stock Plan, whether or not vested, shall terminate. Company shall take all necessary actions to ensure that all outstanding Company Stock Options are terminated as of the Effective Time, including without limitation, providing each holder of a Company Stock Option with written or electronic notice that such option shall expire as of the Effective Time so that: (i) all Company Stock Options maintained or in effect shall terminate as of the Effective Time, (ii) any Company Employee Plans providing for the issuance, transfers, or grants of any Company Common Stock or any interest in respect of any Company Common Stock shall be terminated or amended to provide that no further issuances, transfers or grants of any Company Common Stock shall be permitted from and after the Effective Time under such Company Employee Plans except as set forth in Section 6.7(b) below, and (iii) from and after the Effective Time, no holder of a Company Stock Option or any participant in any Company Stock Plan shall have any right thereunder to acquire any Company Common Stock or otherwise to receive anything of value from Company or Buyer with respect to such holder's Company Stock Option except as provided in this Agreement.

          (b) Up to ten (10) days prior to the Effective Time, Buyer may, in its sole discretion, decide to assume any or all of the Company Stock Plans with such assumption to be effective as of the Effective Time. Upon receipt of written notice from Buyer confirming its intent to assume any or all of the Company Stock Plans, the Company shall take such reasonable actions prior to the Effective Time as are reasonably necessary to effect the provisions of this
Section 6.7(b), including taking such actions as may be required to confirm that the Buyer Board of Directors (or its committee) shall, effective as of the Effective Time, become the administrator of the assumed Company Stock Plans and shall have any and all amendment authority with respect thereto. The Company shall terminate all non-assumed Company Stock Plans effective at the Effective Time. The Company shall terminate its 1999 Employee Stock Purchase Plan in accordance with its terms as of or prior to the Effective Time pursuant to
Section 16(c) of such plan. For the avoidance of doubt, any assumption by the Buyer of the Company Stock Plans shall not adversely affect the rights of the holders of options under such plans set forth in Section 6.7(a).

     6.8 Indemnification.
         ---------------

          (a) From and after the Effective Time, the Buyer shall, to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six years from the Effective Time, to honor all of the Company's obligations to indemnify and hold harmless (including the obligation to advance expenses) each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in all such cases, to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement pursuant to the Company's Certificate of Incorporations, Bylaws or indemnification agreements set forth in the Company Disclosure Schedule.

          (b) For a period of six (6) years after the Effective Time, the Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date of this Agreement by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Buyer) (the "Existing Policy") with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage, by either purchasing a new insurance policy or exercising the option in the Existing Policy to extend such coverage for an additional six years. The Company shall cooperate with Buyer in arranging for such a policy to be put into place, including by executing a broker representation letter in favor of Buyer's insurance broker as promptly as reasonably practicable following the date hereof. If the Buyer has not obtained a new insurance policy providing such coverage prior to the Closing Date, the Company may exercise the option in the Existing Policy to extend coverage for six years following the Closing Date and make the payment required by the Existing Policy therefor.

          (c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any entity, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation or, at the Buyer's option, the Buyer, assume the obligations set forth in this Section 6.8.

          (d) The provisions of this Section 6.8 shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.9 Notification of Certain Matters. The Buyer shall give prompt notice to
         -------------------------------
the Company, and the Company shall give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     6.10 Exemption from Liability Under Section 16(b). The Company Board, or a
          --------------------------------------------
committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of the Company who are subject to the reporting requirements of
Section 16(a) of the Exchange Act of Company Common Stock and of options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

     6.11 Employee Benefit Matters.
          ------------------------

          (a) The Buyer agrees that, during the period commencing on the Effective Time and ending on the first anniversary thereof, to the extent permitted by law, it will provide or cause the Surviving Corporation to provide employees of the Company who become employees of the Surviving Corporation as of the Effective Time ("Covered Employees") with employee benefit plans, programs and arrangements (including severance plans, programs and arrangements) which in the aggregate are substantially comparable to those currently provided by the Buyer to similarly situated employees of Buyer. For purposes of employee benefit plans, programs and arrangements provided to Covered Employees maintained or contributed to by the Buyer or any of its Subsidiaries, the Buyer shall, and shall cause its Subsidiaries to, treat service of each Covered Employee with the Company and its Subsidiaries (to the same extent such service is recognized under analogous plans, programs and arrangements of the Company and its Subsidiaries) as service rendered to the Buyer and its Subsidiaries, solely for the purpose of eligibility to participate and vesting thereunder. To the extent permitted by the terms of the Buyer's 401(k) plan, the Buyer shall use reasonable efforts to allow Covered Employees who are eligible under the terms of the Buyer's 401(k) plan and who have account balances in the Company 401(k) Plan to roll over such account balances to the Buyer's 401(k) plan.

          (b) The Buyer will honor, and cause the Surviving Corporation to honor, pursuant to their terms, all employee severance plans and employment, change of control or severance agreements of the Company or its Subsidiaries that are specifically identified in Section 6.11(b) of the Company Disclosure Schedule.

          (c) Effective no later than the day immediately preceding the Effective Time, the Company and its ERISA Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements (written or unwritten) and any plans intended to include a Code Section 401(k) arrangement (unless Buyer provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company 401(k) Plans"). Unless Buyer provides such written notice to the

Company, the Company shall provide Buyer with evidence that such Company 401(k) Plans have been terminated (effective no later than the day immediately preceding the Effective Time) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Buyer. The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plans as Buyer may reasonably require.

                                  ARTICLE VII
                              CONDITIONS TO MERGER

     7.1 Conditions to Each Party's Obligation To Effect the Merger. The
         ----------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Company Voting Proposal shall
              ----------------------------
have been approved and adopted at the Company Stockholders' Meeting, at which a quorum is present, by the affirmative vote of a majority of the shares of Company Common Stock entitled to vote thereon.

          (b) Majority Stockholder Approval. The stockholders of the Majority
              -----------------------------
Stockholder shall have approved the disposition by the Majority Stockholder of the shares of Company Common Stock owned by the Majority Stockholder in the Merger in accordance with Chapter 156B of the Massachusetts General Laws (the "Majority Stockholder Approval").

          (c) Governmental Approvals. Other than the filing of the Certificate
              ----------------------
of Merger, all material authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement (including expiration or termination of the applicable waiting period under the HSR Act) shall have been filed, been obtained or occurred, as applicable.

          (d) No Injunctions. No Governmental Entity of competent jurisdiction
              --------------
shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

7.2 Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary in their sole discretion:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Company set forth in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except in each case (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and
(ii) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect), and Buyer shall have received a certificate to that effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (b) Performance of Obligations of the Company. The Company shall have
              -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Buyer shall have received a certificate to that effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (c) Certain Events. From and after the date of this Agreement, there
              --------------
shall not have occurred any change, event, circumstance, development or effect that, individually or in the aggregate, has had a Company Material Adverse Effect, and Buyer shall have received a certificate to that effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (d) No Governmental Litigation. There shall not be pending any claim,
              --------------------------
suit, action or proceeding brought or threatened by any Governmental Entity, (i) challenging or seeking to restrain or prohibit the consummation of the Merger;
(ii) seeking to prohibit or limit in any material respect, or place any material conditions on, the ownership or operation by the Company, the Buyer or any of their respective affiliates of any material portion of the business or assets or any material products of the Company and its Subsidiaries, taken as a whole, or the Buyer and its Subsidiaries, taken as a whole, or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate any material portion of the business or assets or any material products of the Company and its Subsidiaries, taken as a whole, or the Buyer and its Subsidiaries, taken as a whole; or (iii) seeking to (x) prohibit the Buyer or any of its affiliates from effectively controlling in any material respect the business or operations of the Company and its Subsidiaries, taken as a whole or (y) prevent the Company and its Subsidiaries, taken as a whole, from operating their business in substantially the same manner as operated by the Company and its Subsidiaries prior to the date of this Agreement.

          (e) Legal Restraint. No legal restraint that could reasonably be
              ---------------
expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iii) of paragraph (d) of this Section 7.2 shall be in effect.

          (f) Consents. The Buyer shall have received evidence, in form and
              --------
substance reasonably satisfactory to it, that the Company shall have obtained
(x) the third party consents set forth on Section 7.2(f)(i) of the Company Disclosure Schedule and (y) any other third party consents relating to contracts and agreements (written or oral) to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound, in the case of clause (y) only the failure of which to be obtained individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect; provided that the failure to obtain the consent set forth in Section
        --------
7.2(f)(ii) of the Company Disclosure Schedule shall not of itself be deemed to constitute a Company Material Adverse Effect.

          (g) Dissenters' Shares. Stockholders holding no more than ten (10)
              ------------------
percent of the outstanding Company Common Stock shall continue to have a right to exercise appraisal, dissenters' or similar rights under applicable law with respect to their Company Common Stock by virtue of the Merger.

          (h) Cash at Closing. The Company and its Subsidiaries shall have cash,
              ---------------
cash equivalents and marketable securities (as determined in accordance with
GAAP) of at least $54.5 million in the aggregate (the "Minimum Cash Amount") immediately prior to the Effective Time, and documentary evidence thereof reasonably satisfactory to Buyer shall have been provided to Buyer; provided
                                                 --------
that if the Company exercises the option set forth in the Existing Policy to extend coverage of such Existing Policy in accordance with the terms set forth in Section 6.8(b), then the Minimum Cash Amount shall be reduced by the amount that the Company has paid prior to the Effective Time to extend such coverage, to the extent payment of such amount is required by the Existing Policy for such extension of coverage.

     7.3 Additional Conditions to Obligations of the Company. The obligation of
         ---------------------------------------------------
the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company in its sole discretion:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Buyer and the Transitory Subsidiary set forth in this Agreement and in any certificate or other writing delivered by the Buyer or the Transitory Subsidiary pursuant hereto shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except in each case (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct (without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Buyer Material Adverse Effect), and the Company shall have received a certificate to that effect signed by an officer of Buyer.

          (b) Performance of Obligations of the Buyer and the Transitory
              ----------------------------------------------------------
Subsidiary. The Buyer and the Transitory Subsidiary shall have performed in all
----------
material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date, and the Company shall have received a certificate to that effect signed by an officer of Buyer.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the
         -----------
Effective Time (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party) whether before or after adoption of this Agreement by the stockholders of the Company or the sole stockholder of the Transitory Subsidiary:

          (a) by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

          (b) by either the Buyer or the Company if the Merger shall not have been consummated by the five-month anniversary of the date hereof (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

          (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by either the Buyer or the Company if at the Company Stockholders' Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company if its failure to fulfill any material obligation under this Agreement has been a principal cause of or has principally resulted in the failure to obtain the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal); or

          (e) by the Buyer, if: (i) a majority of the members of the Company Board (or any special committee thereof) shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal in any manner adverse to Buyer; (ii) the Company Board (or any special committee thereof) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal; (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board (or any special committee thereof) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; (iv) the Company shall have materially breached its obligations under Section 6.1 or Section 6.4; or (v) the Company shall have, in violation of this Agreement, willfully failed to hold the Company Stockholders' Meeting and submit the Company Voting Proposal to the Company's stockholders by the date which is one business day prior to the Outside Date; or

          (f) by the Company in order to enter a definitive acquisition agreement providing for a Superior Proposal immediately after the termination of this Agreement, if the Company Board (or any special committee thereof) in response to such Superior Proposal that did not follow a breach of Section 6.1 determines in good faith after consultation with its outside counsel, that its fiduciary obligations require it to terminate this Agreement; provided, that (i) the Company has, at least three business days prior to such termination, notified the Buyer in writing that it has received a Superior Proposal and intends to enter into a definitive acquisition agreement providing for the consummation of such Superior Proposal (such notice to include a copy of such definitive acquisition agreement) and (ii) the Buyer shall not have made, within three business days of receipt of such notice, a binding written offer that causes the Company Board (or any special committee thereof) to no longer be able to determine in good faith, after consultation with its financial advisor and its legal counsel, that such Superior Proposal remains a Superior Proposal; or

(g) by the Buyer, if
there has been an inaccuracy in, a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within 10 business days following receipt by the Company of written notice of such breach or failure to perform from the Buyer, provided that such time period shall be extended to 20 business days if the Company has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period;

          (h) by the Company, if there has been an inaccuracy in, a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in
Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within 10 business days following receipt by the Buyer of written notice of such breach or f ailure to perform from the Company, provided that such time period shall be extended to 20 business days if the Buyer has made good faith diligent efforts to cure such breach or failure to perform within such 10 business day period; or

          (i) by either the Buyer or the Company if at a meeting of the stockholders of the Majority Stockholder (including any adjournment or postponement thereof permitted by the Majority Stockholder Voting Agreement) (the "Majority Stockholder Meeting") at which a vote on the disposition by the Majority Stockholder of Company Common Stock in the Merger is taken, the Majority Stockholder Approval shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(i) shall not be available to the Company if its or the Majority Stockholder's failure to fulfill any material obligation under this Agreement or the Majority Stockholder Voting Agreement has been a principal cause of or has principally resulted in the failure to obtain the Majority Stockholder Approval).

     8.2 Effect of Termination. In the event of termination of this Agreement as
         ---------------------
provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Sections 6.6 and 8.3 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Fees and Expenses.
         -----------------

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

          (b) The Company shall reimburse the Buyer for up to $500,000 of expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of the Buyer's counsels, accountants and financial advisors, including any topping fee and/or fairness opinion fee, if any) (the "Reimbursable Expenses"), in the event of the termination of this Agreement pursuant to Sections 8.1(d), 8.1(e), 8.1(f), 8.1(g) or 8.1(i) (in the case of 8.1(i), except to the extent that the Majority Stockholder's failure to fulfill any material obligation under the Majority Stockholder Voting Agreement has been a principal cause of or has principally resulted in the failure to obtain the Majority Stockholder Approval). The expenses payable pursuant to this Section 8.3(b) shall be paid by wire transfer of same-day funds within one business day after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 8.3(b). Notwithstanding the foregoing, if the Majority Stockholder is required to reimburse Buyer for its expenses pursuant to Section 12(b) of the Majority Stockholder Voting Agreement because the Majority Stockholder Approval is not obtained and no third party shall have made an Acquisition Proposal prior to the time of the Majority Stockholder Meeting, then the Company shall only be required to reimburse Buyer for its Reimbursable Expenses in excess of $500,000, provided that in no event shall the Company be required to (x) reimburse Buyer for any expenses for which Buyer was reimbursed by the Majority Stockholder or (y) pay to Buyer an amount in excess of $500,000 pursuant to this Section 8.3(b).

          (c) The Company shall pay the Buyer a termination fee of $3 million in the event of any of the following: (A) a termination of this Agreement by the Buyer pursuant to Section 8.1(e) (with respect to Section 8.1(e)(iv), only in the event of a willful breach); (B) a termination of this Agreement by the Company pursuant to Section 8.1(f); or (C) termination of this Agreement pursuant to Section 8.1(d), Section 8.1(g) or Section 8.1(i) (in the case of 8.1(i), except to the extent that the Majority Stockholder's failure to fulfill any material obligation under the Majority Stockholder Voting Agreement has been a principal cause of or has principally resulted in the failure to obtain the Majority Stockholder Approval) if, in the case of this clause (C), (x) prior to such termination a third party shall have made (and, in the case of a termination pursuant to Section 8.1(d), publicly announced) an Acquisition Proposal and (y) within twelve (12) months following the termination of this Agreement, an Acquisition Proposal is consummated or the Company enters into an agreement or binding letter of intent providing for an Acquisition Proposal (which Acquisition Proposal is subsequently consummated) (provided that for purposes of this clause (C), references to "15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "40%"). Any fee due under this Section 8.3(c) shall be paid by wire transfer of same-day funds (x) within one business day after the date of any termination of this Agreement by the Buyer and (y) upon and as a condition to the effectiveness of, and termination of this Agreement by the Company as described in clause (B) above and (z) upon, and as a condition to the consummation of an Acquisition Proposal described in clause (C) above.

          (d) The parties acknowledge that the agreements contained in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the rate of interest quoted as the "Prime Rate" in the Money Rates Section of the Wall Street Journal plus three (3) percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement.

     8.4 Amendment. This Agreement or any provision hereof may be amended by the
         ---------
parties hereto, by action taken or authorized by the Boards of Directors of the Buyer and the Company (or, in the case of the Company, any special committee thereof) at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the Transitory Subsidiary, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Effective Time, the parties
         -----------------
hereto, by action taken or authorized by the Boards of Directors of the Buyer and the Company (or, in the case of the Company, any special committee thereof), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Nonsurvival of Representations and Warranties. The respective
         ---------------------------------------------
representations and warranties of the Company, the Buyer and the Transitory Subsidiary contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger.

     9.2 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below, or (iii) on the day of delivery if delivered personally or sent via telecopy (receipt confirmed):

          (a) if to the Buyer or the Transitory Subsidiary, to

              InfoSpace, Inc.
              601 108th Avenue NE
              Suite 1200
              Bellevue, Washington 98004
              Attention:  General Counsel
              Facsimile: (415) 201-6167

              with a copy to:

              Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
              Palo Alto, CA 94304-1050
              Attention:       Jeffrey D. Saper, Esq.
              Telecopy No.: (650) 493-6811

              and:

              Wilson Sonsini Goodrich & Rosati, Professional Corporation One Market
              Spear Tower, Suite 3300
              San Francisco, CA 94105
              Attention:       Steve L. Camahort, Esq.
              Telecopy No.: (415) 947-2099

          (b) if to the Company, to

              Switchboard Incorporated
              120 Flanders Road
              Westboro, MA 01581
              Attention:       Dean Polnerow
              Telecopy No.: (508) 898-8222
              with a copy to:

              Weil, Gotshal & Manges LLP
              100 Federal Street, 34th Floor
              Boston, MA 02110
              Attention:       Steven M. Peck, Esq.
              Telecopy No.: (617) 772-8333

         Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits
         ----------------
hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided, however, that the Non-Disclosure Agreement by and between the Company and the Buyer, dated as of March 31, 2003 (the "Confidentiality Agreement"), shall remain in full force and effect in accordance with its terms.

     9.4 No Third Party Beneficiaries. Except as provided in Section 6.8, this
         ----------------------------
Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

     9.5 Assignment. Neither this Agreement nor any of the rights, interests or
         ----------
obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     9.6 Severability. Any term or provision of this Agreement that is invalid
         ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

     9.8 Interpretation. When reference is made in this Agreement to an Article
         --------------
or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

     9.9 Governing Law; Exclusive Jurisdiction. This Agreement shall be governed
         -------------------------------------
by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of Delaware and the Federal courts of the United States located in the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.10 Remedies. Except as otherwise provided herein, any and all remedies
          --------
herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE TRANSITORY SUBSIDIARY AND
          --------------------
THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     [the next page is the signature page]

     IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              INFOSPACE, INC.


                              By:/s/James F. Voelker
                                 -----------------
                                 Name: James F. Voelker
                                 Title: Chairman and CEO


                              BIG BOOK ACQUISITION CORP.


                              By:/s/James F. Voelker
                                 -----------------
                                 Name: James F. Voelker
                                 Title: Chairman and CEO


                              SWITCHBOARD INCORPORATED


                              By:/s/Dean Polnerow
                                 ----------------
                                 Name: Dean Polnerow
                                 Title: President and CEO